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                                                             Exhibit 23(h)(viii)

                          streetTRACKS(R) Series Trust
                               One Lincoln Street
                                Boston, MA 02111

State Street Bank and Trust Company
One Federal Street, 9th Floor
Boston, MA 02110

Ladies and Gentlemen:

     Reference is made to the Administration Agreement between us dated as of September 22, 2000 (the "Agreement").

     Pursuant to the Agreement, this letter is to provide notice of the creation of additional investment portfolios of streetTRACKS(R) Series Trust:

          the streetTRACKS(R) DJ Wilshire Large Cap ETF;
          the streetTRACKS(R) DJ Wilshire Mid Cap ETF;
          the streetTRACKS(R) DJ Wilshire Mid Cap Value ETF; the streetTRACKS(R) DJ Wilshire Mid Cap Growth ETF; the streetTRACKS(R) DJ Wilshire Small Cap ETF;
          the KBW Bank ETF;
          the KBW Capital Markets ETF;
          the KBW Insurance ETF; and
          the SPDR Dividend ETF (the "New Portfolios").

     In accordance with the Additional Portfolios provision of Section 1 of the Agreement, we request that you act as Administrator with respect to the New Portfolios.

     Please indicate your acceptance of the foregoing by executing two copies of this Agreement, returning one to the Trust and retaining one copy for your records.

                                       Sincerely,

                                       streetTRACKS(R) Series Trust


                                       By: /s/ James Ross
                                           ------------------------------------
                                           James Ross, President


                                       Accepted:

                                       State Street Bank and Trust Company


                                       By: /s/ Gary L. French
                                           -------------------------------------
                                           Gary L. French, Senior Vice President

As of October 21, 2005